Exhibit 10.1

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”), is entered into as of January 31, 2020, by and among Cohen & Company, LLC, a Delaware limited liability company (the “Company”), JKD Capital Partners I LTD, a New York corporation (“JKD”), and RN Capital Solutions LLC, a Delaware limited liability company (“RNCS”). Each of JKD and RNCS may be referred to herein, individually, as a “Lender,” and, together as the “Lenders.” Each of the Company, JKD and RNCS may be referred to herein, individually, as a “Party,” and, collectively, as the “Parties.”

RECITALS:

WHEREAS, pursuant to the terms and conditions of this Agreement, (i) JKD desires to purchase from the Company, and the Company desires to issue and sell to JKD, a Senior Promissory Note in the principal amount of $2,250,000 (the “JKD Note”); and (ii) RNCS desires to purchase from the Company, and the Company desires to issue and sell to RNCS, a Senior Promissory Note in the principal amount of $2,250,000 (the “RNCS Note” and, together with the JKD Note, the “Notes”); and

WHEREAS, each of the Notes shall be in the form attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.            Definitions. The following terms have the meanings specified or referred to in this Section 1:

(a)           “Affiliate” of a Person means any other Person that directly or indirectly, through one (1) or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(b)           “Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in the State of New York are authorized or required by Law to close.

(c)           “Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment, restriction or other similar encumbrance.

(d)           “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

(e)           “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(f)           “Note” means either the RNCS Note or the JKD Note, as applicable.

(g)           “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

(h)           “Securities Act” means the Securities Act of 1933, as amended.

2.            Purchase and Sale.

(a)          Purchase and Sale of the Notes. Subject to the terms and conditions set forth herein, at the Closing:

(i)                the Company shall issue, sell and deliver the JKD Note to JKD, duly executed by the Company, and JKD shall purchase and accept the JKD Note from the Company for the consideration set forth in Section 2(b)(i); and

(ii)              the Company shall issue, sell and deliver the RNCS Note to RNCS, duly executed by the Company, and RNCS shall purchase and accept the RNCS Note from the Company for the consideration set forth in Section 2(b)(ii).

(b)           Consideration for the Notes. At the Closing:

(i)                In consideration of the JKD Note, JKD shall pay to the Company $2,250,000 via wire of immediately available funds to such account the Company shall specify to JKD in writing; and

(ii)               In consideration of the RNCS Note, RNCS shall pay to the Company $2,250,000 via wire of immediately available funds to such account the Company shall specify to RNCS in writing.

(c)           Closing.     The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution hereof on the date of this Agreement (the “Closing Date”) at the offices of Duane Morris LLP, located at 30 South 17th Street, Philadelphia, Pennsylvania 19103, or at such other time, date, place or means (including electronically via email, facsimile transfer or other similar means of communication) as the Parties may mutually agree upon in writing. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. on the Closing Date.

3.            Representations and Warranties of the Company. The Company hereby represents and warrants to the Lenders as follows:

(a)           Organization and Authority; Enforceability. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has full limited liability company power and authority to enter into this Agreement and the documents to be delivered hereunder (including the Notes), to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by the Company of this Agreement and the documents to be delivered hereunder (including the Notes) and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of the Company. This Agreement and the documents to be delivered hereunder (including the Notes) have been duly executed and delivered by the Company, and (assuming due authorization, execution, and delivery by the Lenders) this Agreement and the documents to be delivered hereunder (including the Notes) constitute legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(b)           Noncontravention. The execution, delivery and performance by the Company of the this Agreement and the Notes and the consummation of the transactions contemplated hereby and thereby do not and will not, except as could not reasonably be expected to have a material adverse effect on the Company, (i) violate any provision of the Company’s Amended and Restated Limited Liability Company Agreement, dated December 16, 2009, as amended, (ii) violate any material order, writ, injunction, judgment or decree of any Governmental Authority applicable to the Company or any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound, or (iii) result in the creation or imposition of any Encumbrance (other than arising under this Agreement and the Notes) upon any assets of the Company. The execution and delivery by the Company of this Agreement and the Notes and the performance by the Company of the transactions contemplated hereunder and thereunder do not conflict with, violate or result in the breach of any agreement, instrument, order, judgment, decree, Law or governmental regulation to which the Company is a party or is bound or require the consent, notice or other action by any other Person.

(c)           Litigation. There are no actions, suits, claims, investigations or other legal proceedings pending or by or, to the Company’s knowledge, threatened against, the Company that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(d)           Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.            Representations and Warranties of JKD. JKD hereby represents and warrants to the Company as follows:

(a)           Organization and Authority; Enforceability. JKD is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York. JKD has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder (including the JKD Note), to carry out JKD’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the documents to be delivered hereunder (including the JKD Note) have been duly executed and delivered by JKD, and (assuming due authorization, execution, and delivery by the Company and RNCS) this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of JKD, enforceable against JKD in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.(b)Noncontravention. The execution, delivery and performance by JKD of the this Agreement and the JKD Note and the consummation of the transactions contemplated hereby and thereby do not and will not, except as could not reasonably be expected to have a material adverse effect on JKD, (i) violate any provision of JKD’s certificate of incorporation, bylaws or other organizational documents, (ii) violate any material order, writ, injunction, judgment or decree of any Governmental Authority applicable to JKD or any material mortgage, indenture, agreement, instrument or contract to which JKD is a party or by which it is bound, or (iii) result in the creation or imposition of any Encumbrance upon any assets of JKD. The execution and delivery by JKD of this Agreement and the JKD Note and the performance by JKD of the transactions contemplated hereunder and thereunder do not conflict with, violate or result in the breach of any agreement, instrument, order, judgment, decree, Law or governmental regulation to which JKD is a party or is bound or require the consent, notice or other action by any other Person.

(c)           Evaluation of and Ability to Bear Risks; Independent Analysis; Related Matters.

(i)                JKD is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company and its subsidiaries to reach an informed and knowledgeable decision to acquire the JKD Note. JKD has such knowledge and experience in financial affairs to be capable of evaluating the merits and risks of purchasing the JKD Note and of making an informed investment decision with respect thereto, and JKD has not relied in connection with this Agreement and the transactions contemplated hereby upon any oral or written representations, warranties or agreements made by the Company, any Affiliate thereof or any officer, employee, agent or representative of any of the foregoing, other than those representations, warranties or agreements made by the Company in this Agreement. JKD’s financial situation is such that JKD can afford to bear the economic risk of buying the JKD Note, JKD understands that the purchase of the JKD Note involves certain significant risks, and JKD can afford to suffer the complete loss of its investment concerning the purchase of the JKD Note. JKD has the capacity to protect its own interests in connection with the purchase of the JKD Note.

(ii)               JKD has consulted with its own professional legal, tax and other advisors, to the extent deemed appropriate by JKD, as to the financial, tax, legal and other matters concerning the transactions contemplated hereby and, on that basis, JKD believes that purchasing the JKD Note for the consideration set forth in Section 2(b)(i) is suitable and appropriate.

(iii)             JKD acknowledges that it is relying solely upon the advice of its own professional legal, tax and other advisors with respect to any and all aspects of the purchase of the JKD Note and the transactions contemplated hereby and thereby, and neither the Company nor any of its Affiliates, representatives or agents has made any representation or warranty regarding the appropriateness of JKD’s purchase of the JKD Note as an investment or any other consequences of purchasing the JKD Note.

(iv)              JKD acknowledges it has obtained all information JKD requires regarding the JKD Note. JKD acknowledges it has had an opportunity to ask questions and receive answers from the Company’s representatives regarding the terms and conditions of the JKD Note and the business, management, properties and financial condition of the Company.

(v)               JKD is acquiring the JKD Note for its own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities Laws, and the JKD Note will not be disposed of in contravention of the Securities Act or any applicable state securities Laws. JKD does not presently have any contract, undertaking, agreement or arrangement with any Person to transfer the JKD Note or any interest therein to such Person or to any third Person.

(vi)              JKD acknowledges that the JKD Note has not been registered under the Securities Act or under any state securities Laws, and agrees that JKD will not sell or otherwise transfer the JKD Note or any interest therein unless such sale or transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities Laws or is exempt from the registration requirements under the Securities Act and such state securities Laws and also such sale or transfer is made in compliance with the terms and conditions of the JKD Note, including the transfer restrictions set forth therein.

(vii)             JKD understands that the JKD Note will be a “restricted security” as that term is defined in Rule 144 under the Securities Act, and that the JKD Note must be held indefinitely unless (i) it is subsequently registered pursuant to an effective registration statement under the Securities Act and any applicable securities Laws, or (ii) exemptions from the registration requirements under the Securities Act and such state securities Laws are available, in each case, subject to the transfer restrictions set forth in the JKD Note. JKD understands that the Company is not under any obligation to register the JKD Note under the Securities Act.

(d)           Accredited Investor. JKD is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. To the extent that any look-through rules apply to JKD under the Securities Act, any Person who holds an equity interest in JKD is, and any Person who at any time in the future holds an equity interest in JKD will be, an “accredited investor.” In addition, JKD meets any additional or different suitability standards imposed by the securities and similar Laws of the state or other jurisdiction of its principal place of business or domicile in connection with the purchase by JKD of the JKD Note.

(e)           Litigation. There are no actions, suits, claims, investigations or other legal proceedings pending or by or, to JKD’s knowledge, threatened against, JKD that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(f)           Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of JKD.

5.            Representations and Warranties of RNCS. RNCS hereby represents and warrants to the Company as follows:

(a)           Organization and Authority; Enforceability. RNCS is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. RNCS has full limited liability company power and authority to enter into this Agreement and the documents to be delivered hereunder (including the RNCS Note), to carry out RNCS’ obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the documents to be delivered hereunder (including the RNCS Note) have been duly executed and delivered by RNCS, and (assuming due authorization, execution, and delivery by the Company and JKD) this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of RNCS, enforceable against RNCS in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.(b)Noncontravention. The execution, delivery and performance by RNCS of the this Agreement and the RNCS Note and the consummation of the transactions contemplated hereby and thereby do not and will not, except as could not reasonably be expected to have a material adverse effect on RNCS, (i) violate any provision of RNCS’ certificate of formation, operating agreement or other organizational documents, (ii) violate any material order, writ, injunction, judgment or decree of any Governmental Authority applicable to RNCS or any material mortgage, indenture, agreement, instrument or contract to which RNCS is a party or by which it is bound, or (iii) result in the creation or imposition of any Encumbrance upon any assets of RNCS. The execution and delivery by RNCS of this Agreement and the RNCS Note and the performance by RNCS of the transactions contemplated hereunder and thereunder do not conflict with, violate or result in the breach of any agreement, instrument, order, judgment, decree, Law or governmental regulation to which RNCS is a party or is bound or require the consent, notice or other action by any other Person.

(c)           Evaluation of and Ability to Bear Risks; Independent Analysis; Related Matters.

(i)                RNCS is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company and its subsidiaries to reach an informed and knowledgeable decision to acquire the RNCS Note. RNCS has such knowledge and experience in financial affairs to be capable of evaluating the merits and risks of purchasing the RNCS Note and of making an informed investment decision with respect thereto, and RNCS has not relied in connection with this Agreement and the transactions contemplated hereby upon any oral or written representations, warranties or agreements made by the Company, any Affiliate thereof or any officer, employee, agent or representative of any of the foregoing, other than those representations, warranties or agreements made by the Company in this Agreement. RNCS’ financial situation is such that RNCS can afford to bear the economic risk of buying the RNCS Note, RNCS understands that the purchase of the RNCS Note involves certain significant risks, and RNCS can afford to suffer the complete loss of its investment concerning the purchase of the RNCS Note. RNCS has the capacity to protect its own interests in connection with the purchase of the RNCS Note.

(ii)               RNCS has consulted with its own professional legal, tax and other advisors, to the extent deemed appropriate by RNCS, as to the financial, tax, legal and other matters concerning the transactions contemplated hereby and, on that basis, RNCS believes that purchasing the RNCS Note for the consideration set forth in Section 2(b)(ii) is suitable and appropriate.

(iii)             RNCS acknowledges that it is relying solely upon the advice of its own professional legal, tax and other advisors with respect to any and all aspects of the purchase of the RNCS Note and the transactions contemplated hereby and thereby, and neither the Company nor any of its Affiliates, representatives or agents has made any representation or warranty regarding the appropriateness of RNCS’ purchase of the RNCS Note as an investment or any other consequences of purchasing the RNCS Note.

(iv)              RNCS acknowledges it has obtained all information RNCS requires regarding the RNCS Note. RNCS acknowledges it has had an opportunity to ask questions and receive answers from the Company’s representatives regarding the terms and conditions of the RNCS Note and the business, management, properties and financial condition of the Company.

(v)               RNCS is acquiring the RNCS Note for its own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities Laws, and the RNCS Note will not be disposed of in contravention of the Securities Act or any applicable state securities Laws. RNCS does not presently have any contract, undertaking, agreement or arrangement with any Person to transfer the RNCS Note or any interest therein to such Person or to any third Person.

(vi)              RNCS acknowledges that the RNCS Note has not been registered under the Securities Act or under any state securities Laws, and agrees that RNCS will not sell or otherwise transfer the RNCS Note or any interest therein unless such sale or transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities Laws or is exempt from the registration requirements under the Securities Act and such state securities Laws and also such sale or transfer is made in compliance with the terms and conditions of the RNCS Note, including the transfer restrictions set forth therein.

(vii)            RNCS understands that the RNCS Note will be a “restricted security” as that term is defined in Rule 144 under the Securities Act, and that the RNCS Note must be held indefinitely unless (i) it is subsequently registered pursuant to an effective registration statement under the Securities Act and any applicable securities Laws, or (ii) exemptions from the registration requirements under the Securities Act and such state securities Laws are available, in each case, subject to the transfer restrictions set forth in the RNCS Note. RNCS understands that the Company is not under any obligation to register the RNCS Note under the Securities Act.

(d)           Accredited Investor. RNCS is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. To the extent that any look-through rules apply to RNCS under the Securities Act, any Person who holds an equity interest in RNCS is, and any Person who at any time in the future holds an equity interest in RNCS will be, an “accredited investor.” In addition, RNCS meets any additional or different suitability standards imposed by the securities and similar Laws of the state or other jurisdiction of its principal place of business or domicile in connection with the purchase by RNCS of the RNCS Note.

(e)           Litigation. There are no actions, suits, claims, investigations or other legal proceedings pending or by or, to RNCS’ knowledge, threatened against, RNCS that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(f)            Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of RNCS.

6.            Use of Proceeds. The Company shall use the proceeds received from the issuance of the Notes to repay in full all amounts outstanding under the Senior Promissory Note, dated September 25, 2019, issued by Cohen & Company Inc. to Pensco Trust Company, Custodian fbo Edward E. Cohen IRA in the principal amount of $4,385,628.

7.            Miscellaneous.

(a)           Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:	Cohen & Company, LLC Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania 19104 Attn: Joseph W. Pooler, Jr. Facsimile: (215) 701-8279 E-mail: jpooler@cohenandcompany.com and to:

Cohen & Company Inc. 3 Columbus Circle, 24th Floor, New York, New York 10019 Attn: Rachael Fink Facsimile: (866) 543-2907 E-mail: rfink@ cohenandcompany.com

With a copy to:	Duane Morris LLP 30 South 17th Street Philadelphia, Pennsylvania 19103 Attn: Darrick M. Mix Facsimile: (215) 405-2906 Email: dmix@duanemorris.com

If to either Lender:	At the applicable address set forth on the books and records of the Company.

unless the address is changed by the Party by like notice given to the other Parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address above, then three (3) Business Days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express (FedEx), the United Parcel Service (UPS), or another nationally recognized overnight courier service, next business morning delivery, then one (1) Business Day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., New York City time, on a business day. Any notice hand delivered after 5:00 p.m. New York City time, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notices, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending Party has confirmed (by reply e-mail or some other form of written confirmation from the receiving Party) that the notice has been received by the other Party.

(b)           Expenses. Each Party shall pay all of such Party’s own costs and expenses (including attorney’s fees and disbursements) that such Party incurs with respect to the negotiation, execution and delivery of this Agreement.

(c)           Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(i)               This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the Laws of the State of New York without regard to its conflicts of law principles or the conflicts of law principles of any other state in either case that would result in the application of the Laws of any other state.

(ii)              ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE CITY OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(iii)            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(c).

(d)           Entire Agreement. This Agreement and the Notes constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

(e)           Successors and Assigns. Neither Party may assign, by operation of law or otherwise, in whole or in part, any of its rights, interests or obligations hereunder without the prior written consent of the other Party. Subject to the restrictions on transfer described herein, the provisions hereof shall inure to the benefit of, and be binding upon, the respective successors, permitted assigns, heirs, executors, administrators and transferees of the Parties. Nothing herein, express or implied, is intended to confer upon any Party other than the Parties or their respective successors, permitted assigns, heirs, executors and administrators any rights, duties or obligations under or by reason of this Agreement, except as expressly provided herein.

(f)            Interpretation. Capitalized terms shall have the meanings as defined herein, and the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined. For purposes of this Agreement, (x) words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (y) the word “or” is not exclusive, and (z) the words “herein,” “hereof,” “hereby,” “hereto,” “hereunder” and words of similar import refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to a Section or an Exhibit mean a Section or an Exhibit of, or attached to, this Agreement; (ii) to agreements, instruments and other documents shall be deemed to include all subsequent amendments, supplements and other modifications thereto; (iii) to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; (iv) to any Person includes such Person’s successors and assigns, but, if applicable, only if such successors and assigns are not prohibited by this Agreement; and (v) to any gender includes each other gender. The Exhibits attached hereto shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

(g)           Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

(h)           No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of either Party, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by Law.

(i)            Amendments and Waivers. Any provision of the this Agreement may be amended or waived upon the written consent of the Parties. No waivers of, or exceptions to, any term, condition or provision hereof, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of, or exception to, any such term, condition or provision.

(j)            Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(k)           Further Assurances. Each Party shall cooperate fully with the other Party hereto and to execute and deliver, or cause to be executed and delivered, such further agreements, instruments and documents and to give such further written assurance and take such further acts as may be reasonably requested by any other Party to evidence and reflect the transactions contemplated by this Agreement and to carry into effect the intents and purposes hereof.

(l)            Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery hereof and the Closing.

(m)          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. The exchange of copies hereof, including signature pages hereto, by facsimile, e-mail or other means of electronic transmission shall constitute effective execution and delivery hereof as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures transmitted by facsimile, e-mail or other means of electronic transmission shall be deemed to be original signatures for all purposes.

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IN WITNESS WHEREOF, the undersigned have executed this Note Purchase Agreement as of the date first set forth above.

COMPANY:
Cohen & Company, LLC

By:	/s/ Joseph W. Pooler, Jr.
Name:	Joseph W. Pooler, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer

JKD:
JKD Capital Partners I LTD

By:	/s/ Jack J. DiMaio, Jr.
Name:	Jack J. DiMaio, Jr.
Title:	Authorized Person

RNCS:
RN Capital Solutions LLC

By:	/s/ Nasser A. Ahmad
Name:	Nasser A. Ahmad
Title:	Authorized Person

[Signature Page to Note Purchase Agreement]

Exhibit A

Form of Note

See attached.

A-1

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY JURISDICTION. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. BY ACQUIRING THIS NOTE, THE HOLDER REPRESENTS THAT THE HOLDER WILL NOT SELL OR OTHERWISE DISPOSE OF THIS NOTE WITHOUT REGISTRATION OR EXEMPTION THEREFROM.

SENIOR PROMISSORY NOTE

$2,250,000	January 31, 2020

For value received Cohen & Company, LLC, a Delaware limited liability company (together with its successors and assigns, the “Company”), promises to pay to [___] (the “Holder”), the principal amount of $2,250,000, together with all accrued and unpaid interest thereon. This Senior Promissory Note (this “Note”) is subject to the following terms and conditions:

1.           Defined Terms. The following terms used in this Note shall have the following meanings:

(a)         “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made.  For purposes of this definition, the terms “control,” “controlling,” “controlled” and words of similar import, when used in this context, mean, with respect to any Person, the possession, directly or indirectly, of the power to direct, or cause the direction of, management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b)         “Assets” means all of the properties and assets of the Company or of any subsidiary of the Company, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

(c)         “Change in Control” shall mean any one of the following events: (i) any Person or group (other than the Holder, Daniel G. Cohen, any member of Daniel G. Cohen’s immediate family, the DGC Family Fintech Trust and any controlled Affiliates of the foregoing) is or becomes a beneficial owner, directly or indirectly, of more than 50% of the aggregate voting power represented by all issued and outstanding units of membership interests of the Company or the outstanding capital stock Parent, or (ii) the members of the Company approve a plan of liquidation or dissolution of the Company or Parent or a sale of all or substantially all of the Company’s or Parent’s assets.

(d)         “Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

(e)         “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

(f)          “Indebtedness” means, with respect to a specified Person: (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than current accounts payable and accrued expenses incurred in the ordinary course of business irrespective of when paid); (c) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements, credit agreements or other similar instruments; (d) all obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreements with respect to property used and/or acquired by such Person; (e) all capitalized lease obligations of such Person; (f) all aggregate mark-to-market exposure of such Person under hedging agreements; (g) all obligations in respect of letters of credit (whether drawn or supporting obligations that constitute Indebtedness) and bankers’ acceptances; (h) all obligations referred to in clauses (a) through (g) of this definition of another Person guaranteed by the specified Person or secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) an Encumbrance upon property owned by the specified Person, whether or not the specified Person has assumed or become liable for the payment of such Indebtedness; provided, however, that any amounts loaned under the JVB Loan Facility shall not be considered Indebtedness of the Company for purposes hereof.

(g)         “Judgment” means any order, ruling, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

(h)         “JVB Loan Facility” means the Loan Agreement, by and among Parent, the Company and J.V.B. Financial Group Holdings, LP, as guarantors, J.V.B. Financial Group, LLC, as borrower, and C&Co PrinceRidge Holdings, LP, and MB Financial Bank, N.A., as lender, as amended, and the Revolving Note and Cash Subordination Agreement, dated January 29, 2019, by and between MB Financial Bank, N.A. and J.V.B. Financial Group, LLC.

(i)          “Parent” means Cohen & Company Inc., a Maryland corporation.

(j)          “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

(k)         “Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

(l)          “Senior” means that, in the event of any default in the payment of the obligations represented by this Note or of any liquidation, insolvency, bankruptcy, reorganization or similar proceedings relating to the Company, all amounts payable under this Note shall first be paid in full before any payment is made upon any other Indebtedness incurred following the date hereof (including any Indebtedness guaranteed by the Company) or any subordinated or junior subordinated Indebtedness of the Company outstanding as of the date hereof, and, in any such event, any payment or distribution of any character which shall be made in respect of any other Indebtedness of the Company shall be paid to the Holder for application to the payment hereof, unless and until the obligations under this Note shall have been paid and satisfied in full.

2.           Note.

(a)         Maturity. The unpaid principal amount and all accrued but unpaid interest hereunder shall be due and payable in full on January 31, 2022; provided, however, that, at any time after January 31, 2021 and prior to January 31, 2022, the Holder may, with at least thirty-one (31) days’ prior written notice from the Holder to the Company, declare the entire unpaid principal amount outstanding and all interest accrued and unpaid on the Note to be immediately due and payable (the earlier of January 31, 2022 and the date the Holder declares the entire unpaid principal amount outstanding and all interest accrued and unpaid on the Note to be immediately due and payable in accordance with this Section 2(a) shall be referred to herein as the “Maturity Date”).

(b)         Interest. Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to twelve percent (12%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days from the date of this Note until the principal amount and all interest accrued but unpaid thereon are paid. Interest shall be payable in cash quarterly on each January 1, April 1, July 1, and October 1 (each, an “Interest Payment Date”) until the Maturity Date, commencing on April 1, 2020. Upon the occurrence of any Event of Default and after any applicable cure period as described in Section 7 and for so long as such Event of Default continues, all principal, interest and other amounts payable under this Note shall bear interest at a rate equal to thirteen percent (13%) per annum (the “Default Rate”).

(c)         Prepayment Without Consent. This Note may not be prepaid in whole or in part at any time or from time to time prior to January 31, 2021. This Note may, with at least thirty-one (31) days’ prior written notice from the Company to the Holder, be prepaid in whole or in part at any time or from time to time following January 31, 2021 and prior to the Maturity Date without the prior written consent of the Holder and without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

3.           Covenants of the Company. The Company covenants to the Holder that, from the date hereof until all principal, interest and other amounts payable under this Note have been paid in full, the Company shall, except as otherwise agreed in writing by the Holder:

(a)         punctually pay the principal and interest payable on this Note, and any other amount due and payable under this Note in the manner specified in this Note;

(b)         give written notice promptly to the Holder of any condition or event that constitutes, or is reasonably expected to constitute, an Event of Default;

(c)         not avoid or seek to avoid the observance or performance of any of the terms of this Note through any reorganization, recapitalization, transfer of assets or other voluntary action; and

(d)          not create or incur any Encumbrance in or on its property or Assets, whether now owned or hereinafter acquired, or upon any income or revenues or rights therefrom, except:

(i)           Encumbrances existing on the date hereof and previously disclosed to the Holder;

(ii)          Encumbrances for property taxes and assessments or other governmental charges or levies and liens that are not overdue for more than ninety (90) days; or

(iii)         Encumbrances of or resulting from any Judgment, the time for appeal or petition for rehearing of which shall not have expired or in respect of which the Company shall in good faith be prosecuting an appeal or other Proceeding for a review and in respect of which a stay of execution pending such appeal or Proceeding shall have been secured.

4.            Form of Payment. Except as otherwise set forth herein, all payments due hereunder shall be made in lawful money of the United States of America to such account or accounts as may be designated in writing by the Holder from time to time. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

5.            Priorities. The indebtedness evidenced by this Note and the payment of all principal, interest and any other amounts payable hereunder is a senior obligation of the Company and shall be Senior to any Indebtedness of the Company outstanding as of the date hereof other than (i) the Senior Promissory Note, dated of even date herewith, issued by the Company to [___] in the aggregate principal amount of $2,250,000, and (ii) the Convertible Senior Secured Promissory Note, dated March 10, 2017, issued by the Company to the DGC Family Fintech Trust in the aggregate principal amount of $15,000,000, to which this Note shall rank pari passu.

6.            Events of Default. An “Event of Default” shall be deemed to have occurred if:

(a)          subject to the accrual of interest as provided in Section 1(b) hereof, the Company shall fail to pay as and when due any principal or interest hereunder and such nonpayment shall continue uncured for a period of five (5) business days;

(b)          except for an event described in Section 7(a), the Company fails to perform any covenant or agreement hereunder, and such failure continues or is not cured within five (5) business days after written notice by the Holder to the Company;

(c)          the Company or any significant subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) of the Company (each, a “Significant Subsidiary”) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) makes a general assignment for the benefit of itself or any of its creditors, or (iii) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect;

(d)          proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or any Significant Subsidiary, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any Significant Subsidiary, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect are commenced and an order for relief entered or such proceeding is not dismissed or discharged within ninety (90) days of commencement;

(e)         there is entered against the Company or any subsidiary of the Company a final Judgment for the payment of money in an aggregate amount exceeding $300,000 and such Judgment shall remain unsatisfied or without a stay in respect thereof for a period of thirty (30) days;

(f)          the Company or any subsidiary of the Company shall fail to pay when due any obligation, whether direct or contingent, for Indebtedness exceeding $300,000, or shall breach or default with respect to any term of any loan agreement, mortgage, indenture or other agreement pursuant to which such obligation for Indebtedness was created or securing such obligation if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(g)         a Change in Control shall have occurred.

Upon the occurrence or existence of any Event of Default described in Section 7(a), Section 7(b), Section 7(e), Section 7(f) or Section 7(g) and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to the Company, declare the entire unpaid principal amount outstanding and all interest accrued and unpaid on the Note to be immediately due and payable without presentment, demand, protest or any other notice or demand of any kind. Upon the occurrence or existence of any Event of Default described in Section 7(c) or Section 7(d), immediately and without notice, the entire unpaid principal amount outstanding and all interest accrued and unpaid on the Note shall automatically become immediately due and payable, without presentment, demand, protest or any other notice or demand of any kind. Upon the occurrence of any Event of Default and after any applicable cure period as described herein and for so long as such Event of Default continues, all principal, interest and other amounts payable under this Note shall bear interest at the Default Rate. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right power or remedy granted to it by this Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

7.           Covenants.

(a)         No Senior Indebtedness. Following the date hereof, the Company shall not incur any Indebtedness that is a Senior obligation to this Note.

(a)         Notice of Indebtedness Under JVB Loan Facility. In the event that any amounts of Indebtedness are incurred by J.V.B. Financial Group, LLC under the JVB Loan Facility, the Company shall provide Holder with prompt written notice thereof.

8.            Miscellaneous.

(a)         This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York without regard to its conflicts of law principles or the conflicts of law principles of any other state in either case that would result in the application of the laws of any other state.

(b)         All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:	Cohen & Company, LLC Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania 19104 Attn: Joseph W. Pooler, Jr. Facsimile: (215) 701-8279 E-mail: jpooler@cohenandcompany.com and to:
Cohen & Company Inc. 3 Columbus Circle, 24th Floor, New York, New York 10019 Attn: Rachael Fink Facsimile: (866) 543-2907 E-mail: rfink@cohenandcompany.com
With a copy to:	Duane Morris LLP 30 South 17th Street Philadelphia, Pennsylvania 19103 Attn: Darrick M. Mix Facsimile: (215) 405-2906 Email: dmix@duanemorris.com
If to Holder:	At the address set forth on the books and records of the Company.

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address above, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express (FedEx), the United Parcel Service (UPS), or another nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., New York City time, on a business day. Any notice hand delivered after 5:00 p.m. New York City time, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notices, consents, waivers or other communications referred to in this Note may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

(c)         In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(d)         Amendments to any provision of this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth in this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only upon written consent of the Company and the Holder. Any amendment or waiver effected in accordance herewith shall apply to and be binding upon the Holder, upon each future holder of this Note and upon the Company, whether or not this Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

(e)         This Note may not be assigned by any holder (except that the Holder shall be permitted to assign this Note to Holder’s controlled Affiliates) without the prior written approval of the Company.

(f)          The Company hereby waives diligence, presentment, protest and demand, notice of protest, notice of dishonor, notice of nonpayment and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note. The Company further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note.

(g)         The Company agrees to pay all reasonable costs and expenses actually incurred by the Holder in connection with an Event of Default, including without limitation the fees and disbursements of counsel, advisors, consultants, examiners and appraisers for the Holder, in connection with (i) any enforcement (whether through negotiations, legal process or otherwise) of this Note in connection with such Event of Default, (ii) any workout or restructuring of this Note during the pendency of such Event of Default and (iii) any bankruptcy case or proceeding of the Company or any appeal thereof.

(h)         The section and other headings contained in this Note are for reference purposes only and shall not affect the meaning or interpretation of this Note.

(i)          This Note may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument.

Signature pages follow

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered by its authorized officer, as of the date first above written.

COHEN & COMPANY, LLC

By:
Name:	Joseph W. Pooler, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Senior Promissory Note]

AGREED AND ACKNOWLEDGED:

[___]

By:
Name:
Title:

[Signature Page to Senior Promissory Note]